UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2024

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Blvd. #802

Vienna, VA 22182

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 506-9460

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	CVM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

CEL-SCI Corporation recently reached an agreement with Dr. Nabil F. Saba, MD, FACP to serve as the confirmatory global Phase III clinical trial Lead, as a member of the Study Steering Committee, for CEL-SCI’s upcoming confirmatory registration study for Multikine in newly diagnosed head and neck cancer.

Dr. Saba is a nationally and internationally recognized expert in head and neck cancer and is professor and vice chair in the Department of Hematology and Medical Oncology at Emory University School of Medicine, and the Inaugural Lynne and Howard Halpern Chair in Head and Neck Cancer Research at Emory University School of Medicine. He holds a joint appointment as professor in the Department of Otolaryngology at Emory University School of Medicine. He serves as director of the Head and Neck Cancer Medical Oncology Program and is co-leader of the Multidisciplinary Head and Neck Program at Winship Cancer Institute of Emory University.

Dr. Saba’s work is focused on translational research and the study and development of novel therapeutic agents and modalities. He has served as principal investigator in more than 50 clinical trials and chairs national as well as investigator initiated multi-institution studies focusing on novel approaches for treating head and neck and esophageal cancer. Dr. Saba has also been instrumental in establishing the head and neck cancer research working group at Winship Cancer Institute and is the contact principal investigator of the Lead Academic Participating Site (LAPS) grant of the NCI’s National Clinical Trials Network (NCTN).

Dr. Saba has been elected for two terms as chair and chair emeritus of the National Cancer Institute's task force for recurrent metastatic head and neck cancer and chaired the Rare Tumors Task Force of the National Cancer Institute's Head and Neck Cancer Steering Committee. He is an active member of the NRG Oncology and Eastern Cooperative Oncology Group Head and Neck Cancer Core Committees, and chairs two NCI cooperative group trials in the field of head and neck oncology under the ECOG-ACRIN group. Dr. Saba has received competitive NIH funding investigating novel genomic approaches in HPV related and unrelated OPCA and is the recipient of intramural funding studying this disease. He has published more than 290 peer reviewed manuscripts and textbook chapters and is editor of two textbooks: “Esophageal Cancer: Prevention, Diagnosis and Therapy” published in two editions and “Sino-Nasal and Skull Base Malignancies”. He is associate editor of JNCI, and Head Neck and served as a member of the ASCO Guidelines Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2024

CEL-SCI CORPORATION

By:	/s/ Geert Kersten
Geert Kersten
Chief Executive Officer

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